Exhibit 5.1
One Financial Center Boston, MA 02111 617 542 6000 mintz.com

August 28, 2020

Spring Bank Pharmaceuticals, Inc.

35 Parkwood Drive, Suite 210

Hopkinton, MA 01748

Ladies and Gentlemen:

We have acted as counsel to Spring Bank Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (including all exhibits thereto, the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 35,256,571 shares (as such number may be adjusted after giving effect to the reverse stock split referred to in the Registration Statement, the “Shares”) of the Company’s common stock, par value $0.0001 per share, expected to be issued pursuant to that certain Share Exchange Agreement, dated as of July 29, 2020, by and among the Company, F-star Therapeutics Limited, a private company registered in England and Wales (“F-star”) and the holders of issued and outstanding capital shares and convertible loan notes of F-star party thereto (the “Exchange Agreement”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Amended and Restated Certificate of Incorporation of the Company; (ii) the Amended and Restated Bylaws of the Company; (iii) certain resolutions of the Board of Directors of the Company (the “Board”) relating to the Exchange Agreement; and (iv) the Registration Statement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein. Our opinions are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters. In addition, in rendering this opinion, we have assumed that prior to the issuance of any of the Shares, the Company’s Amended and Restated Certificate of Incorporation of the Company, as amended, will be further amended to effect a reverse stock split as provided in the Registration Statement, and that all other approvals referred to in the Registration Statement relating to the issuance of the Shares have become effective.

MINTZ August 28, 2020 Page 2

In rendering our opinion set forth below, we have assumed that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures (other than signatures on behalf of the Company) on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares of Common Stock, when issued in connection with the Exchange Agreement as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

We express no opinion as to matters governed by any laws other than the Delaware General Corporation Law and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,
/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.